UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2011
GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-34871	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
GTSI Corp. (“GTSI”) entered into a Second Amendment to Second Amended and Restated Credit Agreement and Consent, dated as of August 30, 2011, with Castle Pines Capital, LLC (“CPC”), Wells Fargo Capital Finance, LLC (“WFCF”), and SunTrust Bank (the “Second Amendment”). The Second Amendment amends the Second Amended and Restated Credit Agreement, dated May 31, 2011, which amended and restated GTSI’s Amended and Restated Credit Agreement, effective as of October 19, 2010, among GTSI, CPC and WFCF.
The Second Amendment amends Section 15.10 of the Second Amended and Restated Agreement to permit GTSI to purchase its common stock subject to certain terms and conditions, including that such purchases cannot exceed an aggregate purchase price of $5,000,000.
For a discussion of the Second Amended and Restated Credit Agreement see GTSI’s Form 8-K Report filed with the U.S. Securities and Exchange Commission on June 7, 2011, which report is hereby incorporated by reference into this Item 1.01.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1.
Item 8.01 Other Events
Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of GTSI Corp., dated August 31, 2011, reporting approval by GTSI Corp.’s Board of Directors of a $5,000,000 common stock repurchase program.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

10.1
Second Amendment to Second Amended and Restated Credit Agreement and Consent, dated as of August 30, 2011 among GTSI Corp., Castle Pines Capital LLC, Wells Fargo Capital Finance, LLC and SunTrust Bank.

99.1	Press Release issued by GTSI Corp., dated August 31, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Peter Whitfield
Peter Whitfield
Chief Financial Officer
Date: August 31, 2011